Dave Weidman, President and CEO John J. Gallagher III, Executive Vice President and CFO Celanese 4Q 2006 Earnings Conference Call / Webcast Tuesday, February 6, 2007 10:00 a.m. CT

Forward Looking Statements, Reconciliation and Use of Non-GAAP Measures to U.S. GAAP

Dave Weidman President and Chief Executive Officer

Celanese Corporation Q4 and Full Year 2006 Highlights 2006 Net sales increase 10% from prior year Operating profit up 30% to $747 million Adjusted EPS up 34% to $3.00 Operating EBITDA increases 18% to $1,244 million Strong volume growth in Ticona and Affiliates Improved pricing in Chemical Products Continued revitalization impact for Acetate Products in $ millions (except EPS) 4th Qtr 2006 4th Qtr 2005 FY 2006 FY 2005 Net Sales 1,656 1,540 6,656 6,033 Operating Profit 185 167 747 573 Adjusted EPS $0.77 $0.60 $3.00 $2.24 Operating EBITDA 308 256 1,244 1,058 Free Cash Flow 260 108 497 489 4Q Net sales increase 8% from prior year Operating profit up 11% to $185 million Adjusted EPS up 28% to $0.77 Operating EBITDA increases 20% to $308 million Continued strong demand Increased volumes in Specialty businesses Improved pricing in Chemical Products Positive currency effects Full Year 2006 4Q 2006

Celanese 2010 Objective: $300 - $350 million in additional EBITDA growth Asia Revitalization Organic Balance Sheet Innovation Productivity improvements more than offset inflation Nanjing Complex Affiliates Acetate Emulsions Ticona - new products and applications Acetyls - continued greater than market growth in Acetic Acid and VAM Operational Excellence Evaluate capital structure opportunities Business Specific $300-$350 million EBITDA Growth Celanese is well positioned to capture future growth

John J. Gallagher III Executive Vice President and Chief Financial Officer

Celanese Corporation Financial Highlights in $ millions (except EPS) 4th Qtr 2006 4th Qtr 2005 FY 2006 FY 2005 Net Sales 1,656 1,540 6,656 6,033 Operating Profit 185 167 747 573 Net Earnings 77 175 406 277 Special Items Other Charges/Adjustments (1) (51) 40 152 Adjusted EPS $0.77 $0.60 $3.00 $2.24 Effective Tax Rate 25% 5% 26% 20% Diluted Share Basis (mm) 172.5 171.5 171.8 166.2 Operating EBITDA 308 256 1,244 1,058

Fourth Quarter 2006: Strong earnings driven by continued robust global demand for most of our product lines Industry-wide high utilization rates continue Significant operating profit growth due to improved pricing and easing energy costs offsetting increased raw material costs Lower dividends from Saudi cost investment (IBN Sina) in line with expectations Chemical Products demand remains robust in $ millions 4th Qtr 2006 FY 2006 Net Sales $1,184 up 8% $4,742 up 10% Operating EBITDA $226 up 16% $876 up 7% Chemical Products

Fourth Quarter 2006: Volume growth driven primarily by strong European demand Continued penetration in key customer segments Operating margins expanded as increased volume and lower natural gas costs more than offset higher methanol costs Strong results from equity affiliates Continued growth through innovation and application development Ticona Technical Polymers in $ millions 4th Qtr 2006 FY 2006 Net Sales $224 up 5% $915 up 3% Operating EBITDA $58 up 76% $260 up 27%

Revitalization continued to deliver improved Operating EBITDA Improved pricing and volume in China Performance Products Continued stable earnings Lower volumes driven by seasonality impacts Price reductions in line with company expectations Attractive, stable cash generating businesses Acetate Products in $ millions 4th Qtr 2006 FY 2006 Net Sales $38 down 5% $176 down 2% Operating EBITDA $13 down 7% $68 up 6% in $ millions 4th Qtr 2006 FY 2006 Net Sales $186 up 16% $700 up 6% Operating EBITDA $37 up 28% $151 up 76%

Celanese

Strong performance continues for Equity and Cost Investments

- **4Q and FY 2006: Cash flow higher than earnings impact due to an increased dividend from PolyPlastics**
- **FY 2007 Income Guidance[1]: Income impact similar to 2006 (~$150MM)**
- **FY 2007 Cash Flow Guidance[1]: Cash flow impact similar to 2006 (~$140MM) *excluding* the incremental impact of the increased dividend from PolyPlastics**

Income Statement[2]



200
150
100
50
0
35
13
17
27
89
61
79
86
Q4 2005
Q4 2006
FY 2005
FY 2006
Dividends - Cost Investments
Earnings - Equity Investments

Cash Flow[2]



200
150
100
50
0
35
5
17
56
89
65
79
109
Q4 2005
Q4 2006
FY 2005
FY 2006
Dividends - Cost Investments
Dividends - Equity Investments

[1]Guidance excludes impact from E-Oxo Equity Investment.

[2]Includes impact from E-Oxo Equity Investment: ~$3 million 4Q, ~$10MM FY

11

Cash Senior Credit Term Loan Senior Credit Revolver Floating Rate Term Loan Total Senior Debt Senior Sub Notes ($) Senior Sub Notes (&128;*) Other Debt Total Cash Pay Debt Discount Notes Series A Discount Notes Series B Total Debt Shareholders' Equity Total Capitalization Net Debt(Total Debt Less Cash) 390 1,708 - - 1,708 800 153 397 3,058 73 306 3,437 235 3,672 3,047 Dec 31, 2005 (in $millions) 791 1,622 - - 1,622 799 171 486 3,078 81 339 3,498 787 4,285 2,707 Dec 31, 2006 2004 2005 2006 Cash Flow from Operations -170 709 719 Net Debt to EBITDA 3.28 2.73 2.17 A Strong Cash Generator Net Debt / EBITDA $ millions Capitalization

Chemical Products Continued strong global demand Favorable pricing continues into 1Q Nanjing Acetic Acid facility begins commercial production Ticona Increasing penetration in auto despite flat total builds Continued growth in non-transportation applications Acetate Products Improved earnings continue from revitalization efforts Integration of APL acquisition Performance Products Planned price declines continue Continued volume growth Strong underlying business fundamentals 2007 Guidance: Adjusted EPS $2.70 to $3.00 Operating EBITDA $1,155 to $1,225 MM Forecasted 2007 tax rate of 28% 2007 Business Outlook

Impact from the Oxo Products and Derivatives Divestiture Including Oxo results EPS: $2.90 - $3.20 Operating EBITDA: $1,230 - $1,300MM Excluding Oxo results EPS: $2.70 - $3.00 Operating EBITDA: $1,155 - $1,225MM 2007 Guidance 2006 Results Including Oxo results EPS: $3.00 Operating EBITDA: $1,244MM Excluding Oxo results EPS: $2.70 Operating EBITDA: $1,160MM Assumptions: Divestiture closes in 1Q 2007 Net cash proceeds of $450 - $475MM from the divestiture Cash proceeds used to pay down term loan at LIBOR + 175 bps Estimated Oxo Products and Derivatives earnings in 2007 approximates 2006 full year results Tax rate of 26% for full year 2006; 28% for full year 2007 Reported Pro-Forma Pro-forma Reported $0.10/share reduced interest ($0.30)/share earnings impact ($0.30)/share earnings impact

Appendix

Updated 2007 Guidance Adjusted EPS $2.70 to $3.00 Operating EBITDA $1,155 to $1,225 million Capital Expenditure / Depreciation and Amortization Approximately $280 million Net cash interest expense $170-$190 million Estimated Tax Rate for Adjusted EPS of 28%

Reg G: Reconciliation of Diluted Adjusted EPS

Reg G: Reconciliation of Net Debt

Reg G: Reconciliation of Other Charges and Other Adjustments

Reg G: Reconciliation of Operating EBITDA